Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 1, 2022, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Cornerstone Building Brands, Inc. on Form 10-K for the year ended December 31, 2021. We consent to the incorporation by reference of said reports in the Registration Statements of Cornerstone Building Brands, Inc. on Forms S-8 (File No. 333-186467, File No. 333-176737, File No. 333-193057, File No. 333-173417, File No. 333-172822, File No. 333-166279, File No. 333-162568, File No. 333-139983, File No. 333-124266, File No. 333-111142, File No. 333-111139, File No. 333-34899, File No. 333-14957, File No. 333-12921, File No. 333-225973, File No. 333-225974, File No. 333-224001, File No. 333-228456, File No. 333-233257, File No. 333-248408 and File No. 333-259380) and on Forms S-3 (File No. 333-210467, File No. 333-229743 and File No. 333-248409).

/s/ GRANT THORNTON LLP

Raleigh, North Carolina
March 1, 2022